UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No. __)
Check the appropriate box:
☑	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
ASI TECHNOLOGY CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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ASI TECHNOLOGY CORPORATION
4215 Fashion Square Boulevard, Suite 3
Saginaw, Michigan 48603
June __, 2010
Dear Shareholders:
The enclosed Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of ASI Technology Corporation, a Nevada corporation (the “Company”), as of the close of business on the record date, June 21, 2010. The purpose of the Information Statement is to notify our shareholders that on June 21, 2010 we received a written consent in lieu of a meeting of shareholders (the “Written Consent”) from the holder of 88,077,120 shares of the issued and outstanding shares of our Common Stock (representing approximately 51.6%). The Written Consent adopted resolutions authorizing us to file a certificate of amendment (the “Certificate of Amendment”) to amend our Articles of Incorporation to change the name of the Company to “Robertson Global Health Solutions Corporation.”
You are urged to read the Information Statement in its entirety for a description of the actions taken by our majority shareholder. The resolutions will become effective twenty calendar days after this Information Statement is first mailed to our shareholders.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.
No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holder of at least a majority of the outstanding shares of all of our voting capital stock. Because a shareholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing action and has sufficient voting power to approve such actions through its ownership of Common Stock, no other shareholder consents will be solicited in connection with the matters described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from shareholders.
This Information Statement is being mailed on or about June [Date], 2010 to shareholders of record on June 21, 2010.

Sincerely,
/s/ Joel C. Robertson
Joel C. Robertson
President

ASI TECHNOLOGY CORPORATION
4215 Fashion Square Boulevard, Suite 3
Saginaw, Michigan 48603

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF OUR SHAREHOLDERS ARE REQUIRED IN CONNECTION WITH
THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
This Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of ASI Technology Corporation, a Nevada corporation (the “Company”), as of the close of business on the record date, June 21, 2010. The purpose of the Information Statement is to notify our shareholders that on June 21, 2010 we received a written consent in lieu of a meeting of shareholders (the “Written Consent”) from the holder of 88,077,1201 shares (representing approximately 51.6%) of the issued and outstanding shares of our Common Stock. The Written Consent adopted resolutions authorizing us to amend our Articles of Incorporation to change the name of the Company to “Robertson Global Health Solutions Corporation.”
The resolutions will become effective twenty (20) calendar days after this Information Statement is first mailed to our shareholders.
Because a shareholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing resolutions and has sufficient voting power to approve such actions through its ownership of Common Stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these resolutions and proxies are not requested from shareholders.
In accordance with our bylaws, our board of directors has fixed the close of business on June 21, 2010 as the record date for determining the shareholders entitled to notice of the above noted actions.

[1]
The Company filed a Certificate of Change pursuant to Nevada Revised Statutes 78.209 (the “Certificate”) on or about June 4, 2010 to effectuate a reverse stock split (the “Reverse Split”) under Nevada law. Before the Reverse Split becomes effective on the OTCBB, it must also be approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Company has commenced the process of obtaining FINRA approval, which is expected to take 4-6 weeks. Upon the approval of the Reverse Split by FINRA, each 15 shares of common stock outstanding prior to the Reverse Split will be converted into one share of common stock and all options, warrants, convertible notes and any other similar instruments convertible into shares of common stock will be proportionally adjusted. To the extent any fractional shares of common stock result from the Reverse Split, the Company will pay to the holders thereof the fair market value of such fractional shares as determined based upon the trading price of the Company’s common stock on the OTCBB as of the close of trading on the date the Reverse Split is approved by FINRA. ALL SHARE NUMBERS REFLECTED IN THIS SCHEDULE 14C INFORMATION STATEMENT ARE PRE-REVERSE SPLIT NUMBERS.

This Information Statement is being mailed on or about June [Date], 2010 to shareholders of record on the record date.
DISTRIBUTION AND COSTS
We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.
Security holders may also address future requests regarding delivery of Information Statements by contacting us at the address noted above.
VOTE REQUIRED; MANNER OF APPROVAL
Approval to amend our current Articles of Incorporation under Nevada Revised Statute (“NRS”) Section 78.390 (the “Amendment to the Articles”) requires the affirmative vote of the holders of a majority of our voting power. In addition, NRS 78.320 provides in substance that shareholders may take action without a meeting of the shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders’ meeting. This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to us.
We currently have two classes of voting stock. There are currently 170,527,068 shares of Common Stock issued and outstanding, and each share of Common Stock is entitled to one vote. Accordingly, the vote or written consent of the shareholders holding at least 85,263,535 shares of our issued and outstanding Common Stock is necessary to approve the filing of the Certificate of Amendment. In accordance with our bylaws, our board of directors has fixed the close of business on June 21, 2010 as the record date for determining the shareholders entitled to vote or give written consent.
On June 21, 2010, a shareholder holding 88,077,120 (representing approximately 51.6%) of the issued and outstanding shares of Common Stock, executed and delivered to us the Written Consent. Accordingly, in compliance with the NRS, at least a majority of the outstanding shares has approved the Amendment to the Articles. As a result, no vote or proxy is required by the remaining shareholders to approve the adoption of the resolution for the Amendment to the Articles.
Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Articles of Amendment may not be filed with the Nevada Secretary of State until twenty (20) calendar days after this Information Statement is first mailed to our shareholders. As mentioned earlier, the Amendment to the Articles will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada, which is anticipated to be on or about July [Date], 2010, twenty days after the mailing of this Information Statement.
PURPOSES AND EFFECT OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION
On June 21, 2010, a shareholder holding a majority of our issued and outstanding Common Stock approved an Amendment to the Articles to change the name of the Company to “Robertson Global Health Solutions Corporation.” Our Board believes that changing our Company’s name to “Robertson Global Health Solutions Corporation” will allow the Company to better establish our corporate identity and presence in the health technology industry following our acquisition of NxOpinion, LLC on May 28, 2010. Our Board believes this name change is in the best interest of the Company and its shareholders.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table lists, as of June 21, 2010, the number of shares of Common Stock beneficially owned by: (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. All share amounts shown below are on a pre-Reverse-Split basis.

		NUMBER OF		PERCENTAGE
		SHARES		OF COMMON
NAME OF OWNER	TITLE OF CLASS	OWNED(1)		STOCK(2)

Joel C. Robertson, Chairman, President & CEO	Common Stock	89,802,120	(3)	52.1%

Jerry E. Polis, Director	Common Stock	9,313,742	(4)	5.4%

Gerald L. Ehrens, Director	Common Stock	7,319,500	(5)	4.3%

Melissa A. Seeger, Secretary and Treasurer	Common Stock	0		—

All Officers and Directors as a Group (4 persons)	Common Stock	106,435,362	(6)	61.5%

Vickie Robertson, Owner	Common Stock	88,077,120	(7)	51.6%

Marilyn Hite, Owner	Common Stock	11,894,430	(8)	7.0%

Michael Jandernoa, Owner	Common Stock	14,040,360	(9)	8.0%

(1)
Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants or convertible debt and are exercisable or convertible within 60 days of June 21, 2010 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, the business address of each such person is c/o ASI Technology Corporation, 4215 Fashion Square Blvd, Suite 3, Saginaw, Michigan 48603.

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(2)
Each percentage is based upon the total number of shares outstanding at June 21, 2010, 170,527,068, and the total number of shares beneficially owned and held by each individual at June 21, 2010, plus the number of shares that such name shareholder has the right to acquire within 60 days of June 21, 2010.

(3)
Includes 88,077,120 shares owned by JVR Technologies, LLC, a Nevada limited liability company (“JVR”) owned 50%/50% by Joel and Vickie Robertson. Also includes a currently exercisable warrant to purchase 225,000 shares of common stock at $0.16667 per share for three years and a warrant to purchase 1,500,000 shares of common stock of the ASI at $0.0006666 per share in currently exercisable “penny” warrants (the “Penny Warrants”).

(4)
Includes 4,980,927 shares held by The Jerry E. Polis Family Trust, 280,000 shares held by Polis Family LLC and 3,436,888 shares held by Davric Corporation, a company controlled by Jerry E. Polis, and 170,927 shares held by Mr. Jerry E. Polis individually. Mr. Polis shares investment and voting power over the shares held by Polis Family LLC with other family members. Also includes currently exercisable warrants to purchase 375,000 shares of common stock and currently exercisable options to purchase 70,000 shares of common stock.

(5)
Includes 6,900,000 shares held by a family limited partnership and 20,000 shares individually. Also includes currently exercisable options on 50,000 shares of common stock, and currently exercisable warrants to purchase 349,500 shares of common stock.

(6)	Includes currently exercisable options and warrants as described in footnotes 3-5.

(7)	Consists of 88,077,120 shares owned by JVR Technologies, LLC, a Nevada limited liability company (“JVR”) owned 50%/50% by Joel and Vickie Robertson.

(8)	This is information is based on a Schedule 13G dated and filed June 8, 2010. Consists of 11,894,430 shares held by The Marisite Family Trust. Marilyn Hite is the trustee of the Marisite Family Trust.

(9)
Consists of the following securities owned by The Michael J. Jandernoa Trust: 8,509,485 shares of common stock; currently exercisable warrants to acquire 1,875,000 shares of common stock at $0.0667 per share; currently exercisable warrants to acquire 1,800,000 shares of common stock at $0.1667 per share; and a convertible promissory note convertible into 1,855,875 shares of common stock at $.0667 per share on or before June 30, 2010.

OTHER MATTERS
The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of our voting capital stock.
ADDITIONAL INFORMATION
As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.
IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE AMENDMENT TO THE ARTICLES, PLEASE CONTACT:
ASI Technology Corporation
4215 Fashion Square Blvd., Suite 3
Saginaw, Michigan 48603

By Order of the Board of Directors,
/s/ Joel C. Robertson
Joel C. Robertson, President

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ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov
Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY — DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 — After Issuance of Stock)
1. Name of corporation:
ASI TECHNOLOGY CORPORATION
2. The articles have been amended as follows: (provide article numbers, if available)
See attached Exhibit A.
3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ______________________________________
4. Effective date of filing: (optional) ________________________________________________

(must not be later than 90 days after the certificate is filed)
5. Signature: (required)
X
Signature of Officer

*
If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After
This form must be accompanied by appropriate fees.	Revised: 3-6-09

Exhibit A
The Amended and Restated Articles of Incorporation of ASI Technology Corporation dated September 1, 2000, as amended, are further amended as follows:
Section 1 is deleted and replaced in its entirety with the following:
1. The Name of the corporation is Robertson Global Health Solutions Corporation. The original Articles of Incorporation were filed with the Secretary of State on January 10, 1931; on August 31, 1973, Restated Articles of Incorporation were filed; an Amendment filed with the Secretary of State on September 1, 1998 changed the name of the corporation from Associated Smelters International to ASI; Amended and Restated Articles of Incorporation filed on September 1, 2000 changed the name of the corporation to ASI Technology Corporation.
Section 3 is deleted and replaced in its entirety with the following:
3. The name of the corporation is Robertson Global Health Solutions Corporation.